UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CANNABIS SUISSE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	38-3993849
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 North Newnan Street, Ste A Jacksonville, FL	32202
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.Description of Registrant’s Securities to be Registered.

Cannabis Suisse Corp (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-271075), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2016, subsequently amended on September 6, 2016 , and October 20, 2016, (the “Registration Statement”).

Item 2.Exhibits.

3.(i)	Amended and Restated Articles of Incorporation

3.(ii)	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cannabis Suisse Corp

Date: August 22, 2024	By:	/s/ Scott McAlister
	Name:	Scott McAlister
	Title:	Chief Executive Officer